EXHIBIT 2

TRANSACTIONS

The following table sets forth all transactions with respect to Shares effected in the last sixty days by the Reporting Persons on behalf of the Reporting Persons in respect of the Shares, inclusive of any transactions effected through 4:00 p.m., New York City time, on April 20, 2015. All such transactions were purchases or sales of Shares effected in the open market, and the table includes commissions paid in per share prices.

Fund	Trade Date	Buy/Sell(1)	Shares	Unit Cost	Security
Marcato II, L.P.	04/01/2015	Sell*	(9,102)	42.26	Common Stock
Marcato II, L.P.	04/01/2015	Buy*	2,534	0.08	OTC Put Option (2)
Marcato II, L.P.	04/01/2015	Sell*	(2,534)	3.50	OTC Call Option (3)
Marcato II, L.P.	04/01/2015	Buy*	2,534	0.13	OTC Call Option (3)
Marcato II, L.P.	04/17/2015	(4)	24,356	39.00	Common Stock
Marcato International Master Fund, Ltd.	04/01/2015	Buy*	8,746	42.26	Common Stock
Marcato International Master Fund, Ltd.	04/01/2015	Sell*	(2,434)	0.08	OTC Put Option (2)
Marcato International Master Fund, Ltd.	04/01/2015	Buy*	2,434	3.50	OTC Call Option (3)
Marcato International Master Fund, Ltd.	04/01/2015	Sell*	(2,434)	0.13	OTC Call Option (3)
Marcato International Master Fund, Ltd.	04/17/2015	(4)	1,128,440	39.00	Common Stock
Marcato, L.P.	04/01/2015	Buy*	356	42.26	Common Stock
Marcato, L.P.	04/01/2015	Sell*	(100)	0.08	OTC Put Option (2)
Marcato, L.P.	04/01/2015	Buy*	100	3.50	OTC Call Option (3)
Marcato, L.P.	04/01/2015	Sell*	(100)	0.13	OTC Call Option (3)
Marcato, L.P.	04/17/2015	(4)	347,204	39.00	Common Stock

(1)	All transactions noted by an * are rebalancing transactions.
(2)	Represents shares underlying American-style put options purchased or sold, as applicable, in the over the counter market that were exercisable through April 17, 2015.
(3)	Represents shares underlying American-style call options purchased or sold, as applicable, in the over the counter market that were exercisable through April 17, 2015.
(4)	Represents the exercise of certain call options and corresponding acquisition of underlying common stock.